SCHULTZ SAV-O STORES, INC.
             2001 ANNUAL MEETING OF SHAREHOLDERS - _____, 2001 PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Walter G. Winding and Elwood F. Winn, and each or either of them as proxies, each with the power to appoint his substitute, and hereby authorizes each or either of them to represent and to vote, as designated below, all the shares of Common Stock of Schultz Sav-O Stores, Inc. held of record by the undersigned on ________, 2001 at the 2001 annual meeting of shareholders scheduled to be held on ________, 2001 and any adjournment thereof.

          This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted:

               o    FOR the three specified director nominees;

               o FOR the adoption of the plan of share exchange with Schultz Holding Company, Inc.;

               o FOR the amendment to our 1995 equity incentive plan to increase, by 500,000, the number of shares of our stock available under the plan;

               o FOR the approval the proposed 2001 nonemployee director stock option plan;

               o FOR the ratification of Arthur Andersen LLP as the Company's 2001 independent public accountants;

               o and on such other business as may properly come before the meeting in accordance with the best judgment of the proxies named herein.

          The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement relating to the Company's 2001 Annual Meeting of Shareholders, and the Company's 2000 Annual Report.






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                                          SCHULTZ SAV-O STORES, INC. 2001 ANNUAL MEETING
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
1.  ELECTION OF DIRECTORS:    1-William K. Jacobson   2-Steven R. Barth                                              WITHHOLD
                              3-                                                    FOR all nominees               AUTHORITY to
                                                                                [ ] listed to the left         [ ] vote for all
                                                                                    (except as specified           nominees listed
                                                                                    below).                        to the left.

                                                                                     -----------------------------------------------
(Instructions: To withhold authority to vote for any indicated
 nominee, write the number(s) of the nominee(s) in the box      -------->
 provided to the right.)
                                                                                     -----------------------------------------------

2.  Adoption of the plan of share exchange with Schultz Holding Company, Inc.         [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

3.  Approval of the amendment to our 1995 equity incentive plan to increase,          [ ] FOR        [ ] AGAINST        [ ] ABSTAIN
    by 500,000, the number of shares of our stock available under the plan.

4.  Adoption of the 2001 nonemployee director stock option plan.                      [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

5.  Ratification of Arthur Andersen LLP as the Company's independent public           [ ] FOR        [ ] AGAINST        [ ] ABSTAIN
    accounts for 2001.

6. In their discretion, upon such other business as may properly come before the meeting and at any adjournment thereof.

                                                   Date _____________________                          NO. OF SHARES
Check appropriate box
Indicate changes below:     [ ]   Name       [ ]
Address Change?                   Changes?

                                                                                     -----------------------------------------------




                                                                                     -----------------------------------------------
                                                                                     Signature(s) in Box


                                                                                PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
                                                                                HEREON. When shares are held by joint
                                                                                tenants, both should sign. When signing as
                                                                                attorney, executor, administrator, trustee or
                                                                                guardian, please give your full title as
                                                                                such. If a corporation, please sign in full
                                                                                corporate name by the president or other
                                                                                authorized officer. If a partnership, please
                                                                                sign in partnership name by authorized
                                                                                person.

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